Exhibit 10.45

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of July 9, 2009, by and between ARE-SEATTLE N0.14, LLC, a Delaware limited liability company (“Landlord”), and ALLOZYNE INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated as of November 14, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 9, 2008 (collectively, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of (i) approximately 12,796 rentable square feet as more particularly described in the Original Lease (the “Original Premises”) and (ii) approximately 2,486 rentable square feet as more particularly described in Exhibit A attached hereto (“Expansion Premises”), each in the building located at 1600 Fairview Avenue North, Seattle, Washington. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, surrender the Expansion Premises to Landlord effective August 31, 2009 (the “Giveback Date”), and require Tenant to re-lease the Expansion Premises effective September 1, 2012 (the “Expansion Premises Retake Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Giveback of Expansion Premises. Tenant represents and warrants that, as of the date hereof, Tenant has not occupied the Expansion Premises and covenants that Tenant will not occupy the Expansion Premises at any time prior to the Giveback Date. On the Giveback Date, Tenant shall have no further rights to the Expansion Premises under the First Amendment, provided that Tenant shall be liable for Rent applicable to the Expansion Premises under the Lease until the occurrence of the Giveback Date.

2.	Retake of Expansion Premises. The Expansion Premises shall be deemed re-leased by Tenant and re-added to Premises on the Expansion Premises Retake Date. Notwithstanding anything to the contrary contained herein, Tenant shall re-commence the payment of Rent with respect to the Expansion Premises as of the Expansion Premises Commencement Date.

Except as set forth in this Second Amendment, if applicable: (i) Tenant shall accept the Expansion Premises broom clean and otherwise in their condition as of the Expansion Premises Retake Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.

3.	Definition of Premises.

a. Effective as of the date immediately following the Giveback Date, the defined term “Premises” shall be defined as the Original Premises only.

b. Effective as of the Expansion Premises Retake Date, the defined term “Premises” shall be defined as the Original Premises and the Expansion Premises.

4.	Base Rent for the Expansion Premises.

a. Up to and including the Giveback Date, Tenant shall continue to pay Base Rent for the Expansion Premises as provided for in the First Amendment.

b. Effective as of the Expansion Premises Retake Date, Tenant shall pay Base Rent for the Expansion Premises as follows:

(i) initially, the monthly Base Rent for the Expansion Premises shall equal $6,215.00 multiplied by a fraction, the numerator of which shall be the monthly Base Rent applicable to the Original Premises on the Expansion Premises Retake Date and the denominator of which shall be the monthly Base Rent applicable to the Original Premises on the date hereof; provided that at no time shall the monthly Base Rent for the Expansion Premises be less than $6,215.00.

(ii) on each Adjustment Date occurring after the Expansion Premises Retake Date, the Base Rent for the Expansion Premises in effect just prior to such Adjustment Date shall be increased by the Rent Adjustment Percentage applicable on such Adjustment Date under Section 4(b) of the Lease.

5.	Rentable Area of the Premises.

a. Effective as of the day immediately following the Giveback Date, the defined term “Rentable Area of the Premises” shall be defined as “12,796 rentable square feet”.

b. Commencing on the Expansion Premises Retake Date, the defined term “Rentable Area of the Premises” shall be defined as 15,282 rentable square feet.

6.	Tenant’s Share.

a. Effective as of the day immediately following the Giveback Date, the defined term “Tenant’s Share of Operating Expenses for the Building” shall be defined as 45.71%.

b. Commencing on the Expansion Premises Retake Date, the defined term “Tenant’s Share of Operating Expenses for the Building” shall be defined as 54.60%.

7.	Parking. Notwithstanding anything to the contrary contained in the Lease:

a. Effective as of the day immediately following the Giveback Date, and subject to all matters of record, Force Majeure, a Taking and the exercise by Landlord of its rights under the Lease, Tenant shall have the right to use 20 spaces in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations and subject to the payment by Tenant to Landlord of Landlord’s then current charge for parking. The parking charges provided for in the preceding sentence shall be increased from time-to-time to current market rates.

b. commencing on the Expansion Premises Retake Date, and subject to all matters of record, Force Majeure, a Taking and the exercise by Landlord of its rights under the Lease, Tenant shall have the right to use 24 spaces in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations and subject to the payment by Tenant to Landlord of Landlord’s then current charge for parking. The parking charges provided for in the preceding sentence shall be increased from time-to-time to current market rates.

8.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the brokers, if any named in this Second Amendment, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

9.	Miscellaneous.

a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

e. This Second Amendment shall be subject to the approval of Landlord’s lender.

[Signatures are on the next page.]